Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES FULL YEAR AND FOURTH QUARTER 2021 RESULTS

●	Net income of $18 million for the full year 2021

●	Net loss of $2 million in the quarter including $14 million of income statement notables

●	$43 billion of new servicing additions in the quarter, including $32 billion in subservicing

●	Closed reverse servicing platform acquisition from Reverse Mortgage Solutions, Inc. (“RMS”) with $14 billion in UPB with an additional $13 billion expected in the first half of 2022

●	Top servicing performance awards by GSEs

West Palm Beach, FL – (February 25, 2022) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its full year and fourth quarter 2021 results and provided an update on the Company’s key business priorities.

The Company reported adjusted pre-tax income of $10 million for the fourth quarter, the ninth consecutive quarter of adjusted pre-tax income. Results were consistent with the third quarter of 2021, excluding call right gains and the impact of costs relating to the RMS asset acquisition on the reverse servicing business (see “Note Regarding Non-GAAP Financial Measures” below).

Glen A. Messina, President and CEO of Ocwen, said, “We achieved full-year net income of $18 million, consistent with our financial expectations, closing out a strong year for the Company. We delivered record growth in 2021 with $152 billion in total servicing additions and achieved at least double-digit growth across all originations channels. Our total servicing UPB grew to approximately $268 billion and our performance continues to exceed industry benchmarks in several key operating areas, demonstrating the strength and quality of our servicing platform. With the completion of the RMS platform acquisition, we believe we are uniquely positioned in reverse mortgage and are targeting at least 60% growth in our reverse servicing portfolio in the first half of this year.”

“We believe the many actions taken in 2021 have further strengthened and balanced our business model. We remain focused on prudent growth by expanding our client base, products, services and addressable markets; delivering a superior value proposition through best-in-class operating performance; providing a service experience that consistently delivers on our commitments; and enhancing our competitiveness through scale and low cost. We believe these strategic priorities position us well for the current market environment,” said Messina.

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Full Year and Fourth Quarter 2021 Operating and Business Highlights

●	Correspondent channel volume up 172% (full YoY)

●	Consumer direct volume up 93% (full YoY)

●	Reverse originations volume up 62% (full YoY)

●	Increased total servicing portfolio to $268 billion, up 42% (YoY); prime servicing comprised 68% of total servicing UPB

●	Recognized as the top performer among top tier servicing group through Freddie Mac’s Servicer Honors and Rewards Program (SHARP)TM

●	Achieved Fannie Mae’s Servicer Total Achievement and Rewards (STAR)TM performer recognition in all three STAR performer categories

●	RMS reverse servicing platform acquisition completed in October

●	Subservicing sales pipeline grew to $300 billion as of December 31, 2021

●	Funded, with other member, $131 million, net of distributions, of $250 million total capital contribution commitment in MSR Asset Vehicle, LLC (“MAV”)

●	Continued to exceed industry benchmarks for certain call center performance metrics, as reported by the Mortgage Bankers Association (“MBA”)

●	Ending liquidity of $193 million at December 31, 2021

●	Book value per share of $52 at December 31, 2021

Webcast and Conference Call

Ocwen will hold a conference call on Friday, February 25, 2022 at 8:30 a.m. (ET) to review the Company’s full year and fourth quarter 2021 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (877) 407-0792 or (201) 689-8263 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the ability of our recent strategic transactions to improve our earnings. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the impacts on borrowers and the economy generally; the proportion of borrowers who enter into forbearance plans, the financial ability of borrowers to resume repayment and their timing for doing so; the extent to which our MSR asset vehicle (MAV), other recent transactions and our enterprise sales initiatives will generate additional subservicing volume and result in increased profitability; our ability, and the ability of MAV, to bid competitively for, and close acquisitions of, MSRs on terms that will enable us to achieve our growth objectives and a favorable return on our investment; our ability to reach an agreement to upsize MAV and the timing and terms of any such agreement; our ability to identify, enter into and close additional strategic transactions, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so; our ability to efficiently integrate the operations and assets of acquired businesses and to retain their employees and customers over time; our ability to achieve reverse servicing growth targets; the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors, including an increase in severe weather events resulting in property damage; the future of our relationship and remaining servicing agreements with New Residential Investment Corp.; our ability to continue to improve our financial performance through cost and productivity improvements; our ability to maintain and increase market share in our target markets; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our business practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; the costs of complying with the terms of our settlements with regulatory agencies and disputes as to whether we have fully complied; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to efficiently manage and fully comply with our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to realize anticipated gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; the impact of the LIBOR transition on our credit agreements; increased expense as a result of rising inflation and labor market trends; failure or breach of our, or our vendors’, information technology, privacy protection or other security systems, including any failure to protect customers’ data; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including, when filed, our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted expenses.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. In addition, management believes that these presentations may assist investors with understanding and evaluating our initiatives to drive improved financial performance. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

Beginning with the three months ended June 30, 2020, we refined our definitions of Expense Notables, which we previously referred to as “Expenses Excluding MSR Valuation Adjustments, net, and Expense Notables,” and Income Statement Notables in order to be more descriptive of the types of items included.

Expense Notables

In the table titled “Expense Overview”, we adjust GAAP operating expenses for the following factors: expenses related to severance, retention and other actions associated with continuous cost and productivity improvement efforts; significant legal and regulatory settlement expense items(a); and certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense reversals and other transactions consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

(a)	Including however not limited to CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses)

Expense Overview
($ in millions)		Q4’21	Q3’21
I	Operating Expenses (as reported)	174	145
	Adjustments for Notables(a)
	Re-engineering costs	-	-
	Significant legal & regulatory settlement expenses	(1)	(3)
	CFPB & state regulatory defense & escrow analysis costs	-	-
	Expense recoveries	(2)	-
	Covid-19 Related Expenses	(1)	-
	Other(b)	(15)	(1)
II	Expense Notables	(19)	(5)
III	Adjusted Expenses (I + II)	155	141

(a)	Certain notables presented in prior periods that are nil for each quarter shown here have been omitted

(b)	Includes non-routine costs associated with strategic transactions including in Q4’21 transaction costs related to the reverse platform acquisition from RMS

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Income Statement Notables

In the table titled “Income Overview”, we show certain adjustments to GAAP pre-tax loss for the following factors: Expense Notables; changes in fair value of our Agency and Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge positions; offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions; changes in fair value of our reverse originations portfolio due to changes in interest rates, valuation inputs and other assumptions and certain other non-routine transactions, including but not limited to pension benefit cost adjustments and opportunistic gains related to exercising servicer call rights on second lien portfolio subsequently sold and fair value assumption changes on other investments (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our net income/(loss).

Income Overview
($ in millions)		Q4’21	Q3’21
I	Reported Pre-Tax Income / (Loss)	(4)	10
	Adjustments for Notables(c)
	Expense Notables (from prior slide)	19	5
	Non-Agency MSR FV Change(d)	(14)	(68)
	Agency MSR FV Change, net of macro hedge(d)	(4)	10
	NRZ/MAV MSR Liability FV Change	7	61
	Reverse FV Change	8	18
	Other(e)	(2)	0
II	Total Income Statement Notables	14	27
III	Adjusted Pre-tax Income (Loss) (I+II)	10	37

(c)	Notables presented in prior periods that are nil for each quarter shown here have been omitted

(d)	FV changes that are driven by changes in interest rates, valuation inputs or other assumptions, net of unrealized gains / (losses) on MSR hedge. Non-Agency = Total MSR excluding GNMA & GSE MSRs. Agency = GNMA & GSE MSRs. The adjustment does not include $5.1 million valuation gains of certain MSRs that were purchased at a discount in Q4 2021 ($2.8 million in Q3 2021).

(e)	Other contains non-routine transactions, including but not limited to pension benefit cost adjustments, long term employee compensation changes, and fair value assumption changes on other investments

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:

June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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